SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 29, 2010

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11596	58-1954497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8302 Dunwoody Place, Suite 250, Atlanta, Georgia	30350
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 587-9898

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

| __ |	Written communications pursuant to Rule 425 under the Securities Act

| __ |	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

| __ |	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

| __ |	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 5 – Corporate Governance and Management

Item 5.07 – Submission of Matters to a Vote of Security Holders.

Perma-Fix Environmental Services, Inc. (the “Company”) held its 2010 Annual Meeting of Stockholders (the “Meeting”) in Atlanta, Georgia on September 29, 2010.  At the Meeting, stockholders: (1) reelected the seven directors to serve until the next Annual Meeting of Stockholders of the Company or until their respective successors are duly elected and qualified; (2) approved the 2010 Stock Option Plan; and (3) ratified the appointment of BDO Seidman, LLP, as the independent registered public accounting firm for the Company’s 2010 fiscal year.  As of the record date for the Meeting, 55,030,884 shares of the Common Stock were outstanding, each entitled to one vote per share.

The results of the stockholder vote on the election of the directors were as follows:

		Votes	Broker
Nominee	Votes For	Withheld	Non-Votes

Dr. Louis Centofanti	29,982,922	372,226	14,769,943
Jon Colin	29,984,459	370,689	14,769,943
Jack Lahav	29,977,379	377,769	14,769,943
Joe Reeder	23,582,532	6,772,616	14,769,943
Larry Shelton	29,976,259	378,889	14,769,943
Dr. Charles E. Young	29,955,647	399,501	14,769,943
Mark Zwecker	29,952,479	402,669	14,769,943

The results approving the 2010 Stock Option Plan are as follows:

		Votes	Broker
Votes For	Votes Against	Abstained	Non-Votes
28,935,332	951,542	468,274	14,769,943

The results ratifying the appointment of BDO Seidman, LLP, as the independent registered public accounting firm for the Company’s 2010 fiscal year, are as follows.

			Broker
Votes For	Votes Against	Votes Abstained	Non-Votes
44,577,327	368,579	179,185	0

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 30, 2010

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

By: /s/ Ben Naccarato
Ben Naccarato
Vice President and
Chief Financial Officer